EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated April 22, 2009, relating to the consolidated financial statements of Crownbutte Wind Power, Inc., as of December 31, 2008, and December 31, 2007, and for the fiscal years then ended, respectively, which are contained in that Prospectus.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Sherb & Co., LLP
SHERB & Co., LLP
Certified Public Accountants

New York, New York
September 8, 2009